                                                                    EXHIBIT 10.7

                              AMENDMENT NUMBER TWO
                                     TO THE
                              SANDERSON FARMS, INC.
                                       AND
                                   AFFILIATES
                          EMPLOYEE STOCK OWNERSHIP PLAN

            THIS AGREEMENT, made and entered into this 2nd day of December 2003, by Sanderson Farms, Inc., a Mississippi corporation herein called the "Company";

            WHEREAS, the Company maintains Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan, as heretofore amended (the "Plan"); and

            WHEREAS, the Company desires to amend the Plan as hereinafter provided.

            NOW, THEREFORE, pursuant to Section 17.1 of the Plan, the Plan is hereby amended as follows:

            FIRST: Section 2.3 of the Plan is amended to read as follows:

      Section 2.3 "Annual Additions" means the sum of the following amounts credited to a Participant's Accounts and to any accounts of the Participant under a Related Plan for any Limitation Year:

            (a)   Employer contributions;

            (b)   Employee contributions;

            (c)   Forfeitures; and

            (d) Amounts described at Sections 415(1)(1) and 419(A)(d)(2) of the Code.

            Allocations to Participants' accounts of assets withdrawn from the unallocated stock account when securities are released from encumbrance pertaining to exempt loan transactions shall be included in the limitations prescribed in the preceding paragraph of this subsection. For purposes of applying the limitations of IRC Section 415, to such allocations, contributions used by the Plan to pay the exempt loan are treated as Annual Additions to Participants' accounts.

            SECOND: The reference in the first sentence of Section 2.8 to "Subparagraph 5.4(i)(6)" is changed to "Section 2.25."

            THIRD: The second and third paragraphs of Section 9.4 of the Plan is hereby amended to read as follows:

                  A Participant whose employment with the Employers is terminated for a reason other than death, retirement, or Total and Permanent Disability, when he is fully vested in his account pursuant to
      Section 8.1 of the Plan shall be entitled to 100% of the balance in his account at the date of his termination of employment in cash and/or Qualifying Employers' Securities.

                  If such Participant whose employment is terminated for a reason other than death, retirement, or Total and Permanent Disability is not fully vested in his account pursuant to Section 8.1 of the Plan at the date of his termination, then he shall forfeit the portion of his rights and interest under the Plan and the Trust Agreement that is not vested as set forth in Section 8.1. The nonvested balance in the Participant's account shall be moved into a suspense account as of the date of the Participant's termination of employment and shall be forfeited as of the end of the Plan Year in which the Participant's fifth Break-in-Service for forfeiture purposes occurs. For the purposes of this paragraph, a Break-in-Service for forfeiture purposes shall be a Plan Year in which the Employee fails to complete more than 500 Hours of Service with the Employers. All amounts which become forfeitures as of the end of a Plan Year shall be removed from the suspense account and allocated along with the Employers' contribution for that Plan Year in accordance with Section
      6.3 of the Plan.

            FOURTH: Section 9.5(a)(l) of the Plan is hereby amended to read as follows:

                  (a) (1) Except as provide in Section 9.4, unless a Participant otherwise elects, distributions will be made not later than the 60th day after the latest of the close of the Plan Year in which occurs:

                  (i) the date on which he attains age 65,

                  (ii) the 10th anniversary of the date on which he became a Participant, or

                  (iii) his termination of employment with the Employer or a Related Employer.

            FIFTH: The first paragraph of Section 9.5(c) of the Plan is hereby amended by adding thereto, at the end thereof the following new sentence:

      Notwithstanding the above, any Participant (other than a five-percent owner) who attains age 70-1/2 before 1999 may elect to commence distributions by April 1 of the calendar year following the calendar year in which he attains age 70-1/2, or elect to defer payment until April 1 of the calendar year following the calendar year in which the Participant retires.

            SIXTH: Section 9.6(b)(l) of the Plan is hereby amended by adding thereto, at the end thereof, the following new sentence:

      Notwithstanding the above, effective for distributions on or after January 1,1999, any amount that is distributed as a "hardship distribution" as that term is described in Section 401(k)(2)(B)(i)(IV) of the Code shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such hardship distribution paid directly to an Eligible Retirement Plan.

            SEVENTH: Section 9.7 of the Plan is hereby amended to read as follows:

      Section 9.7 Effect of Rehiring.

                  A Former Participant will become a Participant immediately upon returning to the employ of the Employers if such Former Participant has a nonforfeitable right to all or a portion of the account balance derived from Employer contributions at the time of termination from service. A Former Participant who did not have a nonforfeitable right to any portion of the account balance derived from Employer contributions at the time of termination from service will receive credit for participation purposes for Years of Service prior to a Break-in-Service if the number of consecutive one (1) year Breaks-In-Service is less than the greater of five (5) or the aggregate number of Years of Service before such break. If such Former Participant's number of consecutive one year Breaks-In-Service is less than the greater of five (5) or the aggregate number of Years of Service before such break, then such Participant shall participate immediately. A Former Participant who had a nonforfeitable right to all or a portion of the account balance derived from Employer contributions at the time of the Participant's termination will receive credit for purposes of vesting for all Years of Service prior to a Break-in-Service if the Participant completes a Year of Service after returning to the employ of the Employer. A Former Participant who did not have a nonforfeitable right to any portion of the account balance derived from Employer contributions at the time of the Participant's termination will receive credit for vesting purposes for Years of Service prior to a Break-in-Service if (1) the Participant completes a Year of Service after returning to the employ of the Employer, and (2) the number of consecutive one (1) year Breaks-In-Service is less than the greater of five (5) or the aggregate number of Years of Service before such Breaks-In-Service.

                  A Former Participant who is rehired and again becomes a Participant pursuant to the preceding paragraph and prior to incurring five consecutive Breaks-in-Service will have any nonvested balance previously removed from the Participant's account maintained for the Participant prior to the Participant's earlier termination and moved into a suspense account as of the date of the Participant's earlier termination of employment pursuant to Section 9.4 above reinstated to the Participant's account with vesting of that account computed pursuant to the first paragraph of this section and Section 8.1 of the Plan.

                  For purposes of this section, a Break-in-Service shall mean a vesting computation period during which the Participant does not complete more than 500 Hours of Service.

            EIGHTH: Section 9.8 of the Plan is amended to read as follows:

      Section 9.8 Hardship Distributions

                  A Participant who is fully vested in his account in the Plan may make written application to the Administrative Committee to withdraw all or part of the Participant's account balance, less prior withdrawals. Such an application shall be approved by the Administrative Committee only if the Administrative Committee shall determine that the withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant. For purposes of this Section 9.8, the following will be deemed to constitute immediate and heavy financial needs of a Participant:
      Distribution of such withdrawal shall be made to such Participant in a lump sum as soon as practicable after such withdrawal is approved by the Administrative Committee and shall be charged, as of the date of distribution, to such Participant's account.

                  Withdrawal from a Participant's account pursuant to the provisions of this Section 9.8 shall not exceed the smaller of

            (1) the Participant's account balance; or

            (2) such amount as the Administrative Committee shall deem to be necessary or appropriate in light of the special immediate and heavy financial need established by the Participant to relieve such immediate and heavy financial, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from such withdrawal.

                  The Administrative Committee shall promulgate (and may from time to time amend) rules and regulations prescribing the procedures to be followed in requesting such a withdrawal and the circumstances which will be deemed to warrant a withdrawal to meet an immediate and heavy financial need. For purposes of this Section 9.8, a withdrawal shall be deemed warranted to satisfy an immediate and heavy financial need only if the Administrative Committee shall determine that the withdrawal is necessary to satisfy such immediate and heavy financial need. Determinations of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the Administrative Committee on the basis of all relevant facts and circumstances. Without limiting the circumstances which will be deemed to constitute immediate and heavy financial needs, a withdrawal will be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is on account of the following:

            (a) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

            (b) purchase (excluding mortgage payments) of a principal residence of the Participant;

            (c) payment of tuition for the next semester or quarter of post secondary education for the Participant, his or her spouse, children, or dependents;

            (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

            (e) such other circumstances as the Commissioner of Internal Revenue may, through the publication of revenue rulings, notices, and other documents of general applicability, determine constitute immediate and heavy financial needs.

                  A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent that the amount of the distribution exceeds the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. The determination of whether a distribution is necessary to satisfy a financial need shall be made on the basis of all relevant facts and circumstances by the Administrative Committee. In making such determination with respect to any hardship distribution to be made, the Administrative Committee may rely upon a Participant's representation that the need can not be relieved by the following:

            (f) reimbursement or compensation by insurance or otherwise;

            (g) reasonable liquidation of the Participant's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

            (h) other distributions or nontaxable (at the time of the loan) loans from plans maintained by an Employer or any other employer;

            (i) all plans maintained by the Employer provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of withdrawal; or

            (j) borrowing from commercial sources on reasonable commercial terms.

            NINTH: The second and third paragraphs of Section 10.1 are hereby deleted and the following new paragraph is inserted in lieu thereof:

                  Where Qualifying Employers' Securities are not readily tradable on an established securities market, all valuations of Qualifying Employers' Securities shall be made by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under IRC Section 170(a)(1).

            TENTH: The last sentence in Section 16.4 of the Plan is hereby amended to read as follows:

                  If this Plan is not deemed to be a Top Heavy Plan after previously being so categorized, then the vesting schedule contained in
      Section 8.1 shall again be effective except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Service for vesting shall have the right to select the vesting schedule under which their vested accrued benefit will be determined.

            ELEVENTH: The second paragraph of Section 16.5 of the Plan is hereby amended to read as follows:

                  For the purposes of the first sentence of this Section 16.5, the minimum Employer contribution provided to each non-Key Employee with a Year of Service for accrual of benefits shall be equal to three percent (3%) of such non-Key Employee's Annual Compensation. If, however, the Employer contribution under this and any other defined contribution plan required to be included in the Top Heavy Group and maintained by the Employers for any Key Employee for such Plan Year is less than three percent (3%) of such Key Employee's total Annual Compensation, then the Employer contribution for each Participant with a Year of Service for accrual of benefits shall equal the amount which results from multiplying such Participant's Annual Compensation times the highest contribution rate for the purpose of the preceding sentence. For purposes of this Section 16.5, a non-Key Employee who is a Participant and is employed on the last day of the Plan Year shall be deemed to have a Year of Service for purposes of accrual of benefits for that Plan Year.

            TWELFTH: The amendments made hereby shall be effective as of November 1, 1997, unless another effective date is specified herein.

            THIRTEENTH: The Plan, as hereinabove amended, shall remain in full force and effect.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its seal to be hereunto affixed and attested, all by its officers thereunto duly authorized, as of the 2nd day of December, 2003.

                                                  SANDERSON FARMS, INC.

                                          By /s/ ?????
                                             ---------------------------

                                          Its Trustee of Record

ATTEST:

By /s/ ?????
--------------------

Its TREASURER & CFO